THE UPRISING FILM AND TELEVISION, LLC

FINANCIAL STATEMENTS

From inception (April 27, 2011) to June 30, 2011

(Unaudited)

THE UPRISING FILM AND TELEVISION, LLC
BALANCE SHEETS
(Unaudited)
June 30, 2011

ASSETS

CURRENT ASSETS
Cash	$200

Total current assets	200

Total assets	$200

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

STOCKHOLDERS' EQUITY
Capital contributions	5,523
Net loss	(5,323)

Total stockholders' equity (deficit)	200

Total liabilities and stockholders' equity	$200

THE UPRISING FILM AND TELEVISION, LLC
STATEMENTS OF OPERATIONS
(Unaudited)

From inception (April 27, 2011) to June 30, 2011

June 30, 2011

REVENUES	$-

GENERAL AND ADMINISTRATIVE EXPENSES
Contract labor	600
Advertising and Promotion	25
Office Supplies	449
Postage & Delivery	82
Telephone	839
Travel	3,327
Net income (loss)	$(5,323)